EXHIBIT 32.3

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO § 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K/A (Amendment No. 1) for the period ended December 31, 2006, for Public Service Company of New Mexico (“Company”), as filed with the Securities and Exchange Commission on August 14, 2007 (“Report”), I, Jeffry E. Sterba, Chairman, President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2007	By:	/s/Jeffry E. Sterba
Jeffry E. Sterba
Chairman, President and
Chief Executive Officer
Public Service Company of New Mexico